EXHIBIT 99.1

Aptose Announces Pricing of $8.4 Million Public Offering and a Concurrent $4 Million Private Placement with Hanmi Pharmaceutical

SAN DIEGO and TORONTO, Jan. 26, 2024 (GLOBE NEWSWIRE) -- Aptose Biosciences Inc. (“Aptose” or the “Company”) (Nasdaq: APTO, TSX: APS), a clinical-stage precision oncology company developing highly differentiated targeted agents to treat hematologic malignancies, today announced the pricing of an underwritten public offering (the “Public Offering”) of 4,912,280 common shares of the Company (the “Common Shares”) at a public offering price of US $1.71 per share. Each Common Share will also include a warrant to purchase a Common Share (a “Warrant Share”) at a price of $1.71 per Warrant Share. Gross proceeds from the Public Offering, before deducting underwriting discounts and commissions and offering expenses payable by Aptose, are expected to be approximately US $8.4 million. The underwriters have been granted a 30-day option to purchase up to an additional 736,842 Common Shares and/or 736,842 Warrants in the Public Offering, under the same terms and conditions.

Aptose also announced the pricing of a concurrent $4 million private placement (the “Private Placement”) of Common Shares with Hanmi Pharmaceutical, Inc. (“Hanmi”), Seoul, South Korea, representing ownership of 19.97% of the outstanding Common Shares of the Company following the Private Placement. Under the terms of the strategic investment, Hanmi will purchase each Common Share at a price of $1.90, representing an 11% premium over the price of the Common Shares issued in the Public Offering. The Company will also issue Hanmi Warrants to purchase Common Shares at a price of $1.71 per Warrant Share. Upon the closing of the Private Placement, Hanmi will have satisfied its remaining investment obligations under the existing subscription agreement and investor rights agreement (announced September 6, 2023) between Aptose and Hanmi.

The Public Offering is expected to close on or about January 30, 2024, subject to satisfaction of customary closing conditions. The Private Placement is expected to close on or about January 31, 2024, subject to satisfaction of customary closing conditions.

Aptose intends to use the net proceeds of the Public Offering and Private Placement to (i) support clinical trials for tuspetinib; (ii) support manufacture of tuspetinib clinical supplies; and (iii) for working capital and general corporate purposes.

Newbridge Securities Corporation is acting as the sole book-running manager for the Public Offering and as placement agent for the Private Placement.

No Common Shares, Pre-Funded Warrants or Warrants will be offered or sold in Canada as part of the Public Offering or Private Placement. The Public Offering and Private Placement are subject to the approval of the Toronto Stock Exchange (“TSX”) and Nasdaq. For the purposes of TSX approval, the Company is relying on the exemption set forth in Section 602.1 of the TSX Company Manual, which provides that the TSX will not apply its standards to certain transactions involving eligible interlisted issuers on a recognized exchange, such as Nasdaq.

The securities to be sold in the Public Offering are being offered by Aptose pursuant to a registration statement on Form S-1 (File. No. 333-275870), including a base prospectus, that was previously filed by Aptose with the Securities and Exchange Commission (“SEC”) and was declared effective on January 25, 2024. The Public Offering is being made only by means of a written prospectus and prospectus supplement that form a part of the registration statement. Before you invest, you should read the prospectus supplement and the accompanying prospectus and other documents the Company has filed with the SEC for more complete information about the Company and the Public Offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, copies of the final prospectus supplement may be obtained, once available, by contacting Newbridge Securities Corporation, Attn: Equity Syndicate Department, 1200 North Federal Highway, Suite 400, Boca Raton, FL 33432, by email at syndicate@newbridgesecurities.com or by telephone at (877) 447-9625. The securities to be sold to Hanmi have not been registered under the U.S. Securities Act of 1933, as amended, and will be issued in reliance on an exemption from the registration requirements thereof.

This press release does not constitute an offer to sell or the solicitation of offers to buy any securities of Aptose, and shall not constitute an offer, solicitation or sale of any security in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Aptose

Aptose Biosciences is a clinical-stage biotechnology company developing precision medicines addressing unmet medical needs in oncology, with an initial focus on hematology. The Company's small molecule cancer therapeutics pipeline includes products designed to provide single agent efficacy and to enhance the efficacy of other anti-cancer therapies and regimens without overlapping toxicities. The Company’s lead clinical-stage product, tuspetinib, is a once daily oral therapy being studied as monotherapy and in combination therapy in the APTIVATE international Phase 1/2 expansion trial in patients with relapsed or refractory acute myeloid leukemia (AML). For more information, please visit www.aptose.com.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of Canadian and U.S. securities laws, including, but not limited to, statements relating to the therapeutic potential of tuspetinib, its clinical development and safety profile, the anticipated use of proceeds from the Public Offering and the Private Placement, the expected closing dates of the Public Offering and the Private Placement, the approval of the TSX and the Nasdaq and the timing thereof, as well as statements relating to the Company’s plans, objectives, expectations and intentions and other statements including words such as “continue”, “expect”, “intend”, “will”, “should”, “would”, “may”, and other similar expressions. Such statements reflect our current views with respect to future events and are subject to risks and uncertainties and are necessarily based upon a number of estimates and assumptions that, while considered reasonable by us are inherently subject to significant business, economic, competitive, political and social uncertainties and contingencies. These risks and uncertainties include, among others: the Company’s ability to satisfy the closing conditions of the Public Offering or Private Placement, the timing or occurrence of the closing, prevailing market conditions, the anticipated use of the proceeds of the Public Offering or Private Placement which could change as a result of market conditions or for other reasons; and other risks detailed from time-to-time in our ongoing quarterly filings, annual information forms, annual reports and annual filings with Canadian securities regulators and the United States Securities and Exchange Commission.

Should one or more of these risks or uncertainties materialize, or should the assumptions set out in the section entitled "Risk Factors" in our filings with Canadian securities regulators and the United States Securities and Exchange Commission underlying those forward-looking statements prove incorrect, actual results may vary materially from those described herein. These forward-looking statements are made as of the date of this press release and we do not intend, and do not assume any obligation, to update these forward-looking statements, except as required by law. We cannot assure you that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Investors are cautioned that forward-looking statements are not guarantees of future performance and accordingly investors are cautioned not to put undue reliance on forward-looking statements due to the inherent uncertainty therein.

For further information, please contact:

Aptose Biosciences Inc. Susan Pietropaolo Corporate Communications & Investor Relations 201-923-2049 spietropaolo@aptose.com	LifeSci Advisors, LLC Dan Ferry, Managing Director 617-430-7576 Daniel@LifeSciAdvisors.com